SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) July 25, 2006

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware   19898
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02   Results of Operations and Financial Condition

On July 25, 2006, the Registrant announced its consolidated financial results for the quarter ended June 30, 2006. A copy of the Registrant’s earnings news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President and Controller

July 25, 2006

July 25, 2006	Contact:	Anthony Farina
WILMINGTON, Del.		302-774-4005
Anthony.R.Farina@usa.dupont.com

DUPONT REPORTS SECOND QUARTER 2006 EARNINGS OF $1.04 PER SHARE;
SEES STRONG YEAR-OVER-YEAR EARNINGS GROWTH IN SECOND HALF

Highlights

•                  The company reported second quarter 2006 earnings of $1.04 per share. Excluding significant items, earnings per share were $1.01, up 12 percent from $.90 per share last year.

•                  Average local prices were 2 percent higher and increased for the 10th consecutive quarter. Worldwide sales volumes increased 1 percent, while currency effects reduced sales 1 percent.

•                  Total fixed costs declined $80 million year-over-year, and as a percentage of sales improved 70 basis points to 39.8 percent.

•                  The company reaffirms its full year earnings outlook and expects second half earnings to be up significantly compared to 2005.

“Our results this quarter reflect progress in executing our growth strategies and performance improvement initiatives,” said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. “Our businesses delivered improved pricing, more new product innovations, and again demonstrated excellent cost control. We also achieved important milestones in our emerging biofuels business and in our seed pipeline. We are well-positioned for strong earnings growth in the second half.”

Global Consolidated Net Income and Sales

Consolidated net income for the second quarter was $975 million, or $1.04 per share compared to second quarter 2005 net income of $1,015 million, or $1.01 per share. Excluding significant items, earnings per share were $1.01 in the second quarter 2006 compared to $.90 in the prior year. See Schedule B for a summary of significant items.

Second quarter 2006 net income reflects higher local selling prices across all regions, lower fixed costs, and the impact of higher energy and ingredient costs. The current quarter net income also reflects higher miscellaneous income and a lower income tax rate.

Consolidated net sales for the second quarter were $7.4 billion versus $7.5 billion last year. On a comparable business basis, sales were up 2 percent. For the quarter, total company volumes increased 1 percent, reflecting increases in all regions except the United States.

	Three Months Ended		Percentage Change Due to:
	June 30, 2006		Local	Currency
(Dollars in billions)	$	% Change*	Price	Effect	Volume

U.S.	$3.3	(1)%	2	—	(3)
Europe	2.0	—	1	(3)	2
Asia Pacific	1.2	7	2	(2)	7
Canada & Latin America	0.9	9	2	2	5

Total Consolidated Sales	$7.4	2	2	(1)	1

*                    Percentages shown are on a comparable business basis by excluding second quarter 2005 sales of $202 million for former elastomers businesses transferred to The Dow Chemical Company on June 30, 2005.

Earnings Per Share

The table below shows the variances in second quarter 2006 earnings per share (EPS) versus second quarter 2005, by major element:

EPS ANALYSIS

2nd Quarter

EPS - 2005	$1.01

2Q’05 Significant items (see Schedule B)	.11

$.90

Local prices	.11
Volume	.01
Variable costs	(.15)
Fixed costs	.03
Currency/Misc. income	.04
Lower shares net of higher interest	.05
Tax Rate	.02

Subtotal	1.01

2Q’06 Significant item (see Schedule B)	.03

EPS - 2006	$1.04

Improved local pricing and higher volumes offset a significant portion of higher raw material costs. Fixed cost productivity, measured as a percent of sales, improved 70 basis points versus last year, reflecting an $80 million year-over-year reduction in total fixed costs. After adjusting for currency effects, volume and portfolio changes, after-tax fixed costs were $.03 per share lower than last year.

Business Segment Performance

Segment pretax operating income (PTOI) for second quarter 2006 was $1.5 billion, 6 percent below last year. PTOI excluding significant items was essentially flat. Segment PTOI, sales, and percentage changes versus second quarter 2005 are shown in the tables below.

	Three Months Ended June 30
PRETAX OPERATING INCOME			% Change
(Dollars in millions)	2006	2005	vs. 2005

Agriculture & Nutrition	$428	$511	(16)%
Coatings & Color Technologies	222	188	18
Electronic & Communication Technologies	169	217	(22)	*
Performance Materials	193	190	2
Pharmaceuticals	200	192	4
Safety & Protection	310	283	10
Other	(30)	7	(529)	**

Total	$1,492	$1,588	(6)%

*                    2005 PTOI includes a $48 million gain on the sale of Photomasks.

**             2005 includes a $39 million gain on the disposition of a Textiles & Interiors affiliate.

			Percentage
	Three Months Ended		Change Due to:
SEGMENT SALES*	June 30		U.S. $
(Dollars in billions)	$	% Change	Price	Volume

Agriculture & Nutrition	$2.0	(4)	(1)	(3)
Coatings & Color Technologies	1.6	2	1	1
Electronic & Communication Technologies	1.0	3	1	2
Performance Materials	1.7	6	3	3
Safety & Protection	1.4	3	3	—

*                    Segment sales include inter-segment transfers and a pro rata share of affiliates’ sales. Percentages shown for Performance Materials are after excluding second quarter 2005 sales of $202 million for former elastomers businesses transferred to The Dow Chemical Company on June 30, 2005.

Following are summaries of second quarter 2006 performance for the business segments. Additional information on segment performance is available on the DuPont Investor Center at http://www.dupont.com.

Agriculture & Nutrition

•                  PTOI decreased $83 million with current quarter earnings of $428 million versus $511 million in the prior year, primarily due to lower crop protection sales and higher cost of goods sold.

•                  Second quarter sales of $2.0 billion were down 4 percent. Higher Pioneer seed sales of 3 percent, including share gain in soybeans, were more than offset by lower crop protection volumes and prices.

•                  During the quarter, the company licensed rights to several of its pipeline candidates and recorded income of $30 million.

Coatings & Color Technologies

•                  PTOI was $222 million versus prior year PTOI of $188 million. Earnings improvement was broad-based across the titanium dioxide, refinish, OEM and advanced coatings product lines. PTOI margins increased to 13.6% and fixed costs declined.

•                  Second quarter sales were $1.6 billion, up 2 percent reflecting higher local prices in all product lines.

•                  Cost reductions and consolidation of facilities as part of the transformation program for the coatings unit remain on track.

Electronic & Communication Technologies

•                  PTOI was $169 million versus $217 million in the prior year. 2005 included a $48 million gain on the sale of photomasks. Higher earnings in electronic materials were offset by higher costs in other product lines.

•                  Second quarter sales were $1.0 billion, up 3 percent on higher volumes. Key growth segments include photovoltaics, semiconductor fabrication and wire and cable.

Performance Materials

•                  PTOI was $193 million versus $190 million in 2005. Higher selling prices, increased volumes and lower fixed costs more than offset significantly higher raw material costs, a negative currency impact, and the absence of earnings from businesses transferred to The Dow Chemical Company. PTOI margins increased to 11.1%.

•                  Second quarter sales of $1.7 billion increased 6 percent on a comparable business basis. Sales increased in all regions and volume growth was strong in most market segments.

Safety & Protection

•                  PTOI was $310 million versus $283 million in the prior year, largely as a result of sales growth across all business units while holding fixed costs flat. PTOI margins increased to 21.6%

•                  Second quarter sales of $1.4 billion were up 3 percent, reflecting higher USD prices.

•                  Demand remained firm across major markets such as construction, electrical, industrial and medical.

Outlook

For the second half, the company expects to earn about $.91 per share before significant items. This is nearly double the $.46 per share earned in the second half of last year, which was adversely affected by hurricanes. The company anticipates that continued pricing strength and new product introductions, combined with fixed cost control and modest volume growth, will more than offset higher energy and ingredient costs. The company expects its 2006 reported earnings to be about $2.83 per share. The company reaffirms its full-year 2006 outlook of about $2.85 per share, excluding significant items of $.02 per share. This is 22 percent higher than 2005 earnings per share of $2.34.

“Our first half performance provides more positive momentum for our company,” Holliday said. “While we expect challenges, we are determined to deliver significantly higher earnings in the second half compared to last year. We will continue to rapidly advance and commercialize our technology pipelines and execute our performance improvement initiatives.”

Use of Non-GAAP Measures

Management believes that measures of income excluding significant items (“non-GAAP” information) are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedule E.

DuPont is a science company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and protective apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations.

#   #   #

7/25/06

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE  A

CONSOLIDATED INCOME STATEMENT

(Dollars in millions, except per share)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

NET SALES	$7,442	$7,511	$14,836	$14,942
Other Income, Net (a)	397	611	667	1,006

Total	7,839	8,122	15,503	15,948

Cost of Goods Sold and Other Operating Charges (b)	5,229	5,220	10,565	10,271
Selling, General and Administrative Expenses	853	866	1,644	1,673
Amortization of Intangible Assets	56	57	115	114
Research and Development Expense	328	339	641	652
Interest Expense	119	120	233	224
Separation Charges - Textiles & Interiors(c)	—	(39)	—	(39)

Total	6,585	6,563	13,198	12,895

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS(d)	1,254	1,559	2,305	3,053
Provision for Income Taxes (e)	278	517	510	1,026
Minority Interests in Earnings of Consolidated Subsidiaries	1	27	3	45

NET INCOME	$975	$1,015	$1,792	$1,982

BASIC EARNINGS PER SHARE OF COMMON STOCK (f)	$1.05	$1.02	$1.94	$1.99

DILUTED EARNINGS PER SHARE OF COMMON STOCK (f)	$1.04	$1.01	$1.92	$1.97

DIVIDENDS PER SHARE OF COMMON STOCK	$0.37	$0.37	$0.74	$0.72

NOTES TO CONSOLIDATED INCOME STATEMENT

(a)	Year-to-date 2006 includes a reversal of accrued interest of $7 ($4 after-tax) associated with the favorable settlement of certain prior year tax contingencies which had been previously reserved.

Second quarter 2005 includes a gain of $23 resulting from the disposition of certain assets of DuPont Dow Elastomers LLC (DDE) to The Dow Chemical Company, a $28 benefit related to interest on certain prior year tax contingencies, and a gain of $48 resulting from the sale of the company’s equity interest in DuPont Photomasks Inc.

(b)

Year-to-date 2006 includes a restructuring charge of $135 ($98 after-tax) in the Coatings & Color Technologies segment in connection with the company’s plans to close and consolidate certain manufacturing and laboratory sites within the segment. The charge consists of employee separation charges, primarily in Europe, for approximately 1,300 employees and other exit costs.

Second quarter 2005 includes a charge of $34 related to the shutdown of an Elastomers manufacturing facility in the United States.

(c)

Second quarter 2005 includes a net gain of $39 relating to the disposition of three equity affiliates associated with the ongoing separation of Textiles & Interiors, partly offset by other separation costs.

(d)	Second quarter 2005 includes $14 of operating income related to certain DDE assets that were disposed of on June 30, 2005.

(e)	Second quarter 2006 includes a tax benefit of $31 associated with an increase in the deferred tax assets of a European subsidiary for a tax basis investment loss recognized on the local tax return.

Year-to-date 2006 includes the reversal of $44 of income taxes associated with favorable settlement of certain prior-year tax contingencies which had been previously reserved.

Second quarter 2005 includes a net tax benefit of $24 related to certain prior year tax contingencies previously reserved.

(f)	Earnings per share are calculated on the basis of the following average number of common shares outstanding:

	Three Months Ended June 30		Six Months Ended June 30
	Basic	Diluted	Basic	Diluted

2006	922,227,761	931,953,934	921,723,199	930,892,168
2005	996,025,680	1,002,809,399	996,164,219	1,004,506,893

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE  B

SIGNIFICANT ITEMS
(Dollars in millions, except per share)

	Pretax		After-Tax		($ Per Share)
	2006	2005	2006	2005	2006	2005

1st Quarter - Total	$(128)	—	$(50)	—	$(.05)	—

2nd Quarter:
DDE - Related Items
Gain on Sale of Assets		$23		$15
Operating Income fromAssets Sold		14		10
Employee Separation Costs		(34)		(23)

Total		3		2

Textiles & Interiors Separation Charges		39		26		$.03

Sale of Photomasks Stock		48		31		.03

Corporate Tax - Related Items		28	$31	52	$.03	.05

2nd Quarter Total	$—	$118	$31	$111	$.03	$.11

SIGNIFICANT ITEMS BY SEGMENT
(Dollars in millions on pretax basis)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Agriculture & Nutrition	$—	$—	$—	$—
Coating & Color Technologies	—	—	(135)	—
Electronic & Communication Technologies	—	48	—	48
Performance Materials	—	3	—	3
Safety & Protection	—	—	—	—
Textiles & Interiors	—	—	—	—
Other	—	39	—	39

Total (excluding Corporate)	$—	$90	$(135)	$90

See Notes to Consolidated Income Statement for additional details.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE  C

CONSOLIDATED SEGMENT INFORMATION (1)

(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

SALES (2)
Agriculture & Nutrition	$2,021	$2,102	$4,267	$4,458
Coatings & Color Technologies	1,630	1,601	3,112	3,105
Electronic & Communication Technologies	1,006	972	1,948	1,858
Performance Materials	1,735	1,836	3,450	3,621
Safety & Protection	1,435	1,388	2,818	2,670
Other	16	13	29	25
Elimination of Transfers	(77)	(82)	(167)	(160)
Elimination of Equity Affiliate Sales	(324)	(319)	(621)	(635)

CONSOLIDATED NET SALES	$7,442	$7,511	$14,836	$14,942

PRETAX OPERATING INCOME (LOSS) (PTOI)(3)
Agriculture & Nutrition	$428	$511	$1,016	$1,268
Coatings & Color Technologies (b)	222	188	237	349
Electronic & Communication Technologies(a)	169	217	332	327
Performance Materials(a)(b)(d)	193	190	330	401
Pharmaceuticals	200	192	369	351
Safety & Protection	310	283	579	514
Other(c)	(30)	7	(56)	(14)

Total Segment PTOI	1,492	1,588	$2,807	3,196

Exchange Gains and Losses (4)	26	183	8	294
Corporate Expenses & Net Interest	(264)	(212)	(510)	(437)

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	$1,254	$1,559	$2,305	$3,053

(1)	Certain reclassifications of segment data have been made to reflect changes in organizational structure.
(2)	Sales for the reporting segments include transfers and a pro rata share of equity affiliate sales.
(3)	Refer to the Notes to Consolidated Income Statement for additional information on significant items included in the reported results.
(4)

Net after-tax exchange activity for second quarter 2006 and 2005 were a gain of $10 and a loss of $10, respectively. Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE  D

SELECTED INCOME STATEMENT DATA
(Dollars in millions, except per share)

	Three Months Ended			Six Months Ended
	June 30			June 30
	2006	2005	% Chg.	2006	2005	% Chg.

Consolidated Net Sales	$7,442	$7,511	(1)%	$14,836	$14,942	(1)%
Segment Sales	7,843	7,912	(1)	15,624	15,737	(1)
Segment PTOI	1,492	1,588	(6)	2,807	3,196	(12)
Adjusted EBIT*	1,363	1,610	(15)	2,507	3,153	(20)
Adjusted EBITDA*	1,696	1,935	(12)	3,177	3,810	(17)
Income Before Income Taxes
and Minority Interests	1,254	1,559	(20)	2,305	3,053	(25)
EPS - Diluted	1.04	1.01	3	1.92	1.97	(3)

*	See Reconciliation of Non-GAAP measures (Schedule E).

SCHEDULE  E

RECONCILIATION OF NON-GAAP MEASURES
(Dollars in millions)

Reconciliation of Adjusted EBIT / Adjusted EBITDA to Consolidated Income Statement

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Income Before Income Taxes and Minority Interests	$1,254	$1,559	$2,305	$3,053

Less: Minority Interest in Earnings of Consolidated Subsidiaries (1)	(1)	(31)	(3)	(54)
Add: Net Interest Expense (2)	110	82	205	154

Adjusted EBIT	1,363	1,610	2,507	3,153

Add: Depreciation and Amortization (3)	333	325	670	657

Adjusted EBITDA	$1,696	$1,935	$3,177	$3,810

(1)	Excludes income taxes.
(2)	Includes interest expense plus amortization of capitalized interest less interest income.
(3)	Excludes amortization of capitalized interest.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE  E  —  (Continued)

Reconciliation of Earnings Per Share (EPS)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Earnings Per Share before Significant Items	$1.01	$.90	$1.94	$1.86
Significant Items included in EPS	.03	.11	(.02)	.11

Reported EPS	$1.04	$1.01	$1.92	$1.97

Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended December 31,
	2006	2005
	Outlook	Actual

Earnings Per Share before Significant Items
Significant Items included in EPS:	$2.85	$2.34
Coatings & Color Technologies - Restructuring Charges	(.10)	—
American Jobs Creation Act	—	(.29)
Hurricane Charges	—	(.09)
Textiles & Interiors - Separation Charges	—	.03
Sale of Photomasks Stock	—	.03
Corporate Tax-Related Items	.08	.05

Net Charge for Significant Items	(.02)	(.27)

Reported EPS	$2.83	$2.07

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE  E  —  (Continued)

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Income Before Income Taxes and Minority Interests	$1,254	$1,559	$2,305	$3,053

Remove: Significant Items - Charge/(Benefit)	—	(118)	128	(118)
Net Exchange Gains	(26)	(183)	(8)	(294)

Income Before Income Taxes, Significant Items, Exchange Gains and Minority Interests	$1,228	$1,258	$2,425	$2,641

Provision for Income Taxes	$278	$517	$510	$1,026

Remove: (Expense)/Benefit
Tax on Significant Items	31	(7)	109	(7)
Tax on Exchange Gains	(16)	(193)	(20)	(342)

Provision for Income Taxes, Excluding

Taxes on Significant Items and ExchangeGains	$293	$317	$599	$677

Effective Income Tax Rate	22.2%	33.2%	22.1%	33.6%

Base Income Tax Rate	23.8%	25.2%	24.7%	25.6%

Reconciliation of Fixed Cost as a Percent of Sales

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Total Charges and Expenses - Consolidated	$6,585	$6,563	$13,198	$12,895
Income Statement
Remove:
Interest Expense	119	120	233	224
Fixed Cost - Textiles & Interiors	—	8	—	18
Separation Charges - Textiles & Interiors	—	(39)	—	(39)
Variable Costs (1)	3,507	3,401	6,943	6,646
Significant Items - Charge (2)	—	34	135	34

Fixed Cost	$2,959	$3,039	$5,887	$6,012

Consolidated Net Sales	$7,442	$7,511	$14,836	$14,942

Fixed Costs as a Percent of Sales	39.8%	40.5%	39.7%	40.2%

(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.
(2)	See Schedule B for detail of significant items.